暉誼(香港)會計師事務所有限公司
PARKER RANDALL CF (H.K.) CPA LIMITED

Room 201, 2/F., Two Grand Tower, 625 Nathan Road, Kowloon, Hong Kong.
Tel : 35763455 Fax : 26251263

7 October, 2010

The Board of Directors
Beijing Century Health Medical, Inc.
11/F, Tower A, Soho New Town
No. 88 Jianguo Road, Chaoyang District,
Beijing, China 100022

Dear Sir,

We had no disagreement of the content of the Form 8-K regarding change in accountant, and hereby make consent for the filing.

Yours faithfully,

Parker Randall CF

Parker Randall CF (H.K.) CPA Limited